UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 10, 2025

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 002-86947	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center

500 Virginia Street, East

Charleston, West Virginia 25301

(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.50 per share	UBSI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

In connection with the merger described in Item 8.01 below, and pursuant to supplemental indentures dated January 10, 2025, United Bankshares, Inc. (“United”) assumed all of the obligations of Piedmont Bancorp, Inc. (“Piedmont”) with respect to its outstanding subordinated notes consisting of: (i) $17,000,000 of fixed-to-floating rate subordinated notes due September 1, 2030 with respect to which UMB Bank, N.A. serves as Trustee; and (ii) $3,000,000 of fixed-to-floating rate subordinated notes due September 1, 2030, with respect to which UMB Bank, N.A. serves as Trustee.

Item 8.01 Other Events.

Effective as of 5:01 p.m. on January 10, 2025 (the “Effective Time”), United completed its previously announced acquisition of Piedmont. Piedmont was merged with and into United (the “Merger”), pursuant to the terms of the Agreement and Plan of Merger, dated May 9, 2024, by and between United and Piedmont (the “Agreement”). The Merger was accounted for under the acquisition method of accounting.

Immediately following the Merger, The Piedmont Bank, a wholly-owned subsidiary of Piedmont, merged with and into United Bank, a wholly-owned subsidiary of United (the “Bank Merger”) pursuant to the Bank Agreement and Plan of Merger dated May 9, 2024 (the “Bank Plan of Merger”). United Bank survived the Bank Merger and continues to exist as a Virginia banking corporation.

Under the terms of the Agreement, each outstanding share of common stock, $0.01 par value, of Piedmont (“Piedmont Common Stock”) was converted into the right to receive 0.300 of a share (the “Exchange Ratio”) of United common stock, par value $2.50 per share and cash paid in lieu of fractional shares (the “Merger Consideration”).

Also pursuant to the Agreement, as of the Effective Time, each option to purchase shares of Piedmont Common Stock (each, a “Piedmont Stock Option”) that was outstanding under the Piedmont Bancorp, Inc. 2009 Stock Option Plan (the “Piedmont Stock Plan”) immediately prior to the Effective Time, was deemed to be fully vested and exercisable and was canceled in consideration for the right to receive a lump sum cash payment with respect thereto equal to the product of: (i) the excess, if any, of the product of (A) the volume-weighted average of the closing sales price on Nasdaq of United Common Stock for the 10 full trading days ending on the second trading day immediately preceding the Effective Time (the “Average United Closing Price”) multiplied by (B) the Exchange Ratio, over the applicable exercise price of such Piedmont Stock Option; and (ii) the number of shares of Piedmont Common Stock subject to such Piedmont Stock Option, less any required withholding taxes.

Also pursuant to the Agreement, as of the Effective Time, each warrant to purchase shares of Piedmont Common Stock (each, a “Piedmont Stock Warrant”) that was outstanding under the Piedmont Stock Plan or individual award agreement immediately prior to the Effective Time, was deemed to be fully vested and exercisable and canceled, and in consideration therefor, received a lump sum cash payment with respect thereto equal to the product of: (A) the excess, if any, of the product of (x) the Average United Closing Price multiplied by (y) the Exchange Ratio, over the applicable exercise price of such Piedmont Stock Warrant; and (B) the number of shares of Piedmont Common Stock subject to such Piedmont Stock Warrant, less any required withholding taxes.

In addition, at the Effective Time, each restricted stock grant, restricted stock unit grant and any other award in respect of a share of Piedmont Common Stock subject to vesting, repurchase or other lapse restriction under a Piedmont Stock Plan that was outstanding immediately prior to the Effective Time other than a Piedmont Option or a Piedmont Stock Warrant (each, a “Piedmont Stock Award”) became fully vested, cancelled and converted automatically into the right to receive the Merger Consideration (with any fractional share being entitled to receive cash in lieu thereof) in respect of each share of Piedmont Common Stock underlying such Piedmont Stock Award, less any required withholding taxes.

There were no material relationships, other than in respect of the Merger, between Piedmont and United, its directors or officers or any of its affiliates.

The description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Merger Agreement, which is included as Exhibit 2.1 hereto, and is incorporated herein by reference.

On January 10, 2025, United issued a press release announcing that it had completed its acquisition of Piedmont. A copy of the press release is furnished as Exhibit 99.1 to this report. The information in the press release furnished pursuant to Item 8.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated May 9, 2024 by and between United Bankshares, Inc. and Piedmont Bancorp, Inc. (incorporated into this filing by reference to Exhibit 2.1 to the Form 8-K dated May 9, 2024 and filed May 10, 2024 for United Bankshares, Inc., File No. 002-86947)

99.1	Press Release, dated January 10, 2025, issued by United Bankshares, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving United’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: January 10, 2025	By:	/s/ W. Mark Tatterson
W. Mark Tatterson, Executive Vice
President and Chief Financial Officer